Exhibit  10

               MUTUAL RELEASE OF CLAIMS AND RESCISSION OF CONTRACT

The  parties  to  this  release  and  rescission  agreement  are  as  follows:

Global  Immune  Technologies,  Inc.,  a  Wyoming  corporation  ("GIMU");

Charles  Flynn,  an  M&A  corporate  consultant  to  GIMU;

MedPri Limited, a company organized under the laws of England and Wales ("MedPri");

and

Medical  Monitors,  Limited

1. RECITALS. On or about July 19, 2006, again in November 2006 and again on or about April 23, 2007, GIMU and MedPri executed an agreement styled "Securities Exchange Agreement," the effect of which was intended to transfer to GIMU all the outstanding shares of common stock of MedPri in exchange for GIMU's issuance to MedPri's shareholders of the following securities:

74  million  shares  of  common  stock  of  GIMU,

7.4  million  common  stock  purchase  warrants,  and

3-year convertible promissory notes totaling $10 million and convertible into common stock of GIMU.

In addition to the above issuances of securities, another intention of the agreement was to issue to Medical Monitors, Limited a GIMU 1-year convertible promissory note in the amount of $4 million in exchange for certain intellectual properties and for MedPri to deliver to Medical Monitors, Limited such note. This obligation to Medical Monitors Limited was in the nature of a third-party beneficiary contractual provision and depended, for its effectiveness, that the April 23, 2007 Securities Exchange Agreement be closed and that its closing provisions be fully executed by the parties.

A copy of the April 23, 2007 Securities Exchange Agreement, which is the most recent and only expression of the parties' agreements, is attached hereto and incorporated by reference.

On or about May 17, 2007 counsel for MedPri attempted to effect a closing of the Securities Exchange Agreement and on May 24, 2007 filed a Form 8-K with the U.S. Securities and Exchange Commission reporting that a closing had occurred. Soon thereafter, the parties began to question whether the reported closing had met all the agreed-upon requirements for a closing - in particular the requirement that MedPri capitalize itself sufficiently to enable the post-closing company to be a viable enterprise, the requirement that GIMU's sole director elect a MedPri person to fill the vacancy created by his resignation, and the requirement that GIMU deliver to MedPri a stock certificate for 74 million shares of common stock of GIMU for distribution to the shareholders of MedPri. The parties now agree that the closing was flawed and likely ineffective and that they desire to proceed no further toward correcting any flaws of the May 17, 2007 closing or orchestrating a second closing of the Securities Exchange Agreement especially in view of the fact that raising funds for the planned GIMU-MedPri company has not been achieved.

2. Release and Rescission. In consideration of the mutual promises and releases


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set  forth  herein,  effective July 11, 2007, this mutual release and rescission agreement  -

(i) expresses the agreement of the parties that the May 17, 2007 closing was fatally flawed and did not achieve all objectives of the closing,

(ii) states that the individual closing events that occurred on May 17, 2007, to the extent that they may have been effective, are each rescinded ab initio, including the delivery of documents transferring GIMU common stock, warrants, and promissory notes to MedPri for its delivery to its stockholders or to Medical Monitors and including GIMU's replacing its independent accounting firm with a new independent accounting firm,

(iii) effects the rescission of the April 23, 2007 Securities Exchange Agreements, and

(iv) extinguishes and releases all claims, demands, actions, responsibilities and liabilities arising thereunder or related thereto -

     (i) that GIMU or Charles Flynn has or may have against MedPri and any of its affiliated entities, their directors, officers and agents or against Medical Monitors, Limited;

     (ii) that MedPri or persons or entities under its control have or may have against GIMU, its directors, officers and agents or against Charles Flynn or Medical Monitors; or

     (iii) that Medical Monitors, Limited has or may have against GIMU, its directors, officers and agents or against Charles Flynn or against MedPri any of its affiliated entities, their directors, officers and agents.

Global Immune Technologies, Inc.

By: /s/ Don Perks                                  /s/ Charles Flynn
    -------------                                  -----------------
    Don Perks, Chief Executive Officer             Charles Flynn


MedPri, Limited                                    Medical Monitors, Limited

By:/s/ Allan Shell                                 By: /s/ Boris Patkin
   ---------------                                     ----------------
Allan Shell,Director                                   Boris Patkin, Director